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                                   EXHIBIT 99

The Roslyn Savings Bank (1)
Consolidated Income Statement
AS OF: 09/30/96
                                                           Consolidated
Interest Income:
 Fed Funds Sold and Short Term Deposits                      1,013,323
 Debt And Equity Securities                                 22,857,594
 Mortgage-Backed and Mortgage Related Securities            43,503,029
 Real Estate Loans                                          28,095,626
 Consumer And Student Loans                                    290,749
                                                         -------------
 Total Interest Income                                      95,760,321

Interest Expense:
 Deposits                                                   48,758,842
 Borrowed Funds                                              3,641,895
                                                         -------------

 Total Interest Expense                                     52,400,737
                                                         -------------
 Net Interest Income Before Provision For Possible
   Loan Losses                                              43,359,584
 Provision For Possible Loan Losses                            700,000
                                                         -------------
 Net Interest Income After Provision For Possible
   Loan Losses                                              42,659,584

Non-Interest Income:
 Loan Servicing And Fee Income                               4,094,179
 Net Gain/(Loss) On Sale of Loans                            3,039,001
 Net Gain/(Loss) On Securities                                (462,882)
 Net Gain/(Loss) On Real Estate Operations                    (564,422)
 Other Non-Interest Income                                     119,475
                                                         -------------

 Total Non-Interest Income                                   6,225,351

Non-Interest Expense:
 General and Administrative Expenses:
 Compensation And Employee Benefits                         14,320,297
 Occupancy And Equipment                                     2,935,631
 Deposit Insurance Premium                                       2,000
 Advertising And Promotions                                  1,492,568
 Other Non-Interest Expenses                                 6,424,027
                                                         -------------
 Total General And Administrative Expenses                  25,174,523

 Amoritization of Excess Of Cost Over Fair Value
   Of Net Assets Acquired                                      351,844
                                                         -------------
 Total Non-Interest Expense                                 25,526,367
                                                         -------------

 Income Before Income Taxes and Cumulative Effect Of
 Changes In Accounting Principles                           23,358,578
 Provision For Taxes                                         7,766,855
                                                         -------------
 Income Before Cumulative Effect Of Changes In
 Accounting Principles                                      15,591,713
 Cumulative Effect Of Changes In Accounting Principles               0
                                                         -------------
 Net Income                                                 15,591,713
                                                         =============

Roslyn Bancorp, Inc. is a newly formed holding company formed for the purpose of acquiring all of the common stock of The Roslyn Savings Bank concurrent with its conversion from mutual to stock form of organization. At September 30, 1996, Roslyn Bancorp, Inc. was a corporation with no business activities and no material assets or liabilities. Therefore, the following financial information is for The Roslyn Savings Bank only.

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The Roslyn Savings Bank
Consolidated Balance Sheet
AS OF:  09/30/96
                                                           Consolidated
Cash And Cash Equivalents:
 Cash and Cash Items                                         1,561,441
 Due From Banks                                             19,562,371
 Fed Funds Sold and Repurchase Agreements                   22,000,000
                                                        --------------
 Total Cash and Cash Equivalents                            43,123,812

Debt And Equity Securities, Net:
 Debt And Equity Securities Held To Maturity                 1,930,031
 Debt and Equity Securities Available For Sale             511,251,360

Mortgage-Backed and Mortgage Related Securities, Net:
 MBS's Held To Maturity                                    290,451,695
 MBS's Available For Sale                                  715,305,314
                                                        --------------
 Total Securities                                        1,518,938,400

Loans Held For Sale, Net                                    12,928,393

Loans Held For Investment, Net:
 Real Estate Loans, Net                                    470,364,120
 Consumer And Student Loans                                  1,305,284
                                                        --------------

 Total Loans Held for Investment, Net                      471,669,404

 Less: Allowance For Possible Loan Losses                  (22,172,616)
                                                        --------------
 Total Loans Net of Allowance For Possible Loan Losses     462,425,181

 Banking House And Equipment, Net                           15,277,359
 Accrued Interest Receivable                                15,013,530
 Mortgage Servicing Rights, Net                              8,693,679
 Excess of Cost Over Fair Value of Net Assets Acquired       3,492,107
 Real Estate Owned, Net                                      4,387,027
 Deferred Tax Asset, Net                                    13,173,700
 Other Assets                                                5,842,426
                                                        --------------
 Total Assets                                            2,090,367,221
                                                        ==============

 Liabilities And Retained Earnings

 Deposits:
 Savings Accounts                                          435,603,868
 Certificates of Deposit                                 1,012,085,199
 Money Market Accounts                                      60,040,701
 Demand Deposit Accounts                                    77,559,495
                                                        --------------
 Total Deposits                                          1,585,289,263

 Borrowed Funds                                            215,310,354
 Accrued Dividends And Interest on Deposits                  5,435,903
 Mortgagors' Escrow And Security Deposits                   21,507,942
 Accrued Taxes Payable                                      10,707,679
 Accrued Expenses And Other Liabilities                     18,404,543
                                                        --------------
 Total Liabilities                                       1,856,655,684
                                                        --------------
 Retained Earnings:
 Surplus Fund                                               22,484,425
 Undivided profits                                         207,628,353
 Net Unrealized Gain/(Loss) on Securities Available
   For Sale, Net                                             3,598,759
                                                        --------------
 Total Retained Earnings                                   233,711,537
                                                        --------------
 Total Liabilities And Retained Earnings                 2,090,367,221
                                                        ==============
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